Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of CEA Acquisition Corporation (the “Company”) on Form 10-QSB for the period ending September 30, 2005 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Brad Gordon, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:
     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Brad Gordon	Dated: November 10, 2005

Brad Gordon
Chief Financial Officer
(Principal Accounting Officer)